Exhibit 10.8

FORM OF

SAILPOINT TECHNOLOGIES HOLDINGS, INC.
2017 LONG TERM INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Stock Option (“Notice of Grant”) by and between SailPoint Technologies Holdings, Inc., a Delaware corporation (the “Company”), and you:

WHEREAS, the Company, in order to induce you to enter into and continue in dedicated service to the Company and to materially contribute to the success of the Company, agrees to grant you an option to acquire an interest in the Company through the purchase of shares of stock of the Company;

WHEREAS, the Company adopted the SailPoint Technologies Holdings, Inc. 2017 Long Term Incentive Plan, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant stock options to certain employees and service providers of the Company;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this stock option agreement (the “Agreement”) as if fully set forth herein and terms capitalized but not defined herein shall have the meaning set forth in the Plan; and

WHEREAS, you desire to accept the option created pursuant to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.The Grant.  Subject to the conditions set forth below, the Company hereby grants to you, effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement and not in lieu of any salary or other compensation for your services for the Company, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of the number of shares of Stock set forth in the Notice of Grant (the “Option Shares”), at the Exercise Price set forth in the Notice of Grant.

2.Exercise.

(a)Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares.”  The Option shall in all events terminate at the close of business on the tenth (10th) anniversary of the date of this Agreement (the “Expiration Date”).  Subject to other terms and conditions set forth herein, the Option may be exercised in cumulative installments in accordance with the vesting schedule set forth in the Notice of Grant, provided that you remain in the employ of or a service provider to the Company or its Subsidiaries until the applicable dates set forth therein.

(b)Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement.  No less than one (1) Vested Share may be purchased at any one time unless the number purchased is the total number of Vested Shares at that time purchasable under the Option.  In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

(c)Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business.  Exercise of the Option shall be made by delivery to the Company by you (or other person entitled to exercise the Option as provided hereunder) of (i) an executed “Notice of Stock Option Exercise,” and (ii) payment of the aggregate purchase price for shares purchased pursuant to the exercise.

(d)Payment of the Exercise Price may be made, at your election, with the approval of the Company, (i) in cash, by certified or official bank check or by wire transfer of immediately available funds, (ii) by delivery to the Company of a number of shares of Stock having a Fair Market Value as of the date of exercise equal to the Exercise Price, or (iii) by net issue exercise, pursuant to which the Company will issue to you a number of shares of Stock as to which the Option is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the Exercise Price.

(e)If you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the employ of or providing services for the Company, provided that rights to the Option will be limited to the extent to which those rights were earned or vested when the leave of absence began.

(f)The terms and provisions of the employment agreement, if any, between you and the Company or any Subsidiary (the “Employment Agreement”) that relate to or affect the Option are incorporated herein by reference.  Notwithstanding the foregoing provisions of this Section 2 or Section 3, in the event of any conflict or inconsistency between the terms and conditions of this Section 2 or Section 3 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

3.Effect of Termination of Service on Exercisability.  Except as provided in Sections 6 and 7 or an Employment Agreement, this Option may be exercised only while you continue to perform services for the Company or any Subsidiary and will terminate and cease to be exercisable upon termination of your service, except as follows:

(a)Termination on Account of Disability.  If your service with the Company or any Subsidiary terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by you (or your estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) at any time during the period ending on the earlier to occur of (i) the date that is one year following such termination, or (ii) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date your service so terminates.

(b)Termination on Account of Death.  If you cease to perform services for the Company or any Subsidiary due to your death, your estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death, may exercise this Option at any time during the period ending on the earlier to occur of (i) the date that is one year following your death, or (ii) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date of your death.

(c)Termination not for Cause.  If your service with the Company or any Subsidiary terminates for any reason other than as described in Sections 3(a) or (b), unless such service is terminated for Cause (as defined below), this Option may be exercised by you at any time during the period ending on the earlier to occur of (i) the date that is three months following your termination, or (ii) the Expiration Date, or by your estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) during a period of one year following your death if you die during such three-month period, but in each such case only to the extent this Option was exercisable for Vested Shares as of the date of your termination.  “Cause” means “cause” as defined in your Employment Agreement, or in the absence of such an agreement or such a definition, “Cause” will mean a vote of the board of directors of the Company (the “Board”) resolving that you should be dismissed as a result of (i) your conviction of a felony; (ii) you engaging in any other act of fraud, intentional misrepresentation, moral turpitude, misappropriation or embezzlement, illegality or unlawful harassment which, as determined by the Board in good faith and in light of all available facts, would:  (A) materially adversely affect the business or the reputation of the Company with its current or prospective customers, suppliers, lenders and/or other third parties with whom the Company does or might do business; or (B) expose the Company to a risk of material civil or criminal legal damages, liabilities or penalties; (iii) your repeated willful failure to follow the reasonable directives of the Board in connection with the business affairs of the Company; or (iv) any material breach by you of this Agreement or material violation of the Company’s policies; or (v) your willful and deliberate non-performance of duty in connection with the business affairs of the Company, provided, however, in the event of termination based on (iii), (iv) or (v), you will have a period of thirty (30) days after written notice to you from the Company to cure the circumstance, if curable.

4.Transferability.  The Option, and any rights or interests therein will be transferable by you only to the extent approved by the Committee in conformance with Section 7(a) of the Plan.

5.Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, and foreign securities laws and with the requirements of any stock exchange or market system upon which the Stock may then be listed.  The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of exercise of the Option in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act.  YOU ARE CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, YOU MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained.  As a condition to the exercise of the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

6.Extension if Exercise Prevented by Law.  Notwithstanding Section 3, if the exercise of the Option within the applicable time periods set forth in Section 3 is prevented by the provisions of Section 5, the Option will remain exercisable until 30 days after the date you are notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date.  The Company makes no representation as to the tax consequences of any such delayed exercise.  You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.

7.Extension if You are Subject to Section 16(b).  Notwithstanding Section 3, if a sale within the applicable time periods set forth in Section 3 of shares acquired upon the exercise of the Option would subject you to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the Option will remain exercisable until the earliest to occur of (a) the 10th day following the date on which a sale of such shares by you would no longer be subject to such suit, (b) the 190th day after your termination of service with the Company and any Subsidiary, or (c) the Expiration Date.  The Company makes no representation as to the tax consequences of any such delayed exercise.  You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.

8.Withholding Taxes.  The Committee may, in its discretion, require you to pay to the Company at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option.  In connection with such an event requiring tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (b) deliver to the Company sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations.  If you elect to use a Stock withholding feature you must make the election at the time and in the manner that the Committee prescribes.  The Committee may, at its sole option, deny your request to satisfy withholding obligations through shares of Stock instead of cash.  In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Committee’s request, the amount of that deficiency in the form of payment requested by the Committee.

9.Status of Stock.

(a)The Company has registered for issuance under the Securities Act of 1933, as amended (the “Act”), the shares of Stock acquirable upon exercise of the Option, and intends to keep such registration effective throughout the period the Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of the Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its reasonable best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of the Option, you (or the person permitted to exercise this Option in the event of your death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

(b)You agree that the shares of Stock which you may acquire by exercising the Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. You also agree (i) that the certificates representing the shares of Stock purchased under the Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, and (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under the Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under the Option.

10.Adjustments.  The terms of the Option shall be subject to adjustment from time to time, in accordance with the following provisions:

(a)If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then the number of shares of Stock (or other kind of securities) that may be acquired under the Option shall be increased proportionately and the Exercise Price for each share of Stock (or other kind of shares or securities) subject to the then outstanding Option shall be reduced proportionately, without changing the aggregate purchase price or value as to which the outstanding Option remains exercisable or subject to restrictions.

(b)If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by a reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock,   the number of shares of Stock (or other kind of shares or securities) that may be acquired under the Option shall be decreased proportionately and the Exercise Price for each share of Stock (or other kind of shares or securities) subject to the then outstanding Option shall be increased proportionately, without changing the aggregate purchase price or value as to which the outstanding Option remains exercisable or subject to restrictions.

(c)Whenever the number of shares of Stock subject to the Option and the price for each share of Stock subject to the Option are required to be adjusted as provided in this Section 10, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable by you pursuant to the exercise of the Option or subject to the Option after giving effect to the adjustments.  The Committee shall promptly give you such a notice.

(d)Adjustments under this Section 10 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.  No fractional interest shall be issued under the Plan on account of any such adjustments.

11.Legends.  The Company may at any time place legends, referencing any restrictions imposed on the shares pursuant to Section 10 of this Agreement, and any applicable federal, state or foreign securities law restrictions, on all certificates representing shares of Stock subject to the provisions of this Agreement.

12.Notice of Sales Upon Disqualifying Disposition of ISO.  If the Option is designated as an Incentive Stock Option in the Notice of Grant, you must comply with the provisions of this Section 12.  You must promptly notify the Chief Financial Officer of the Company if you dispose of any of the shares acquired pursuant to the Option within one year after the date you exercise all or part of the Option or within two years after the Date of Grant.  Until such time as you dispose of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, you must hold all shares acquired pursuant to the Option in your name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after the Date of Grant.  At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers.  Your obligation to notify the Company of any such transfer will continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

13.Right to Terminate Services.  Nothing contained in this Agreement shall confer upon you the right to continue in the employ of, or performing services for, the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

14.Furnish Information.  You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

15.Remedies.  The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

16.No Liability for Good Faith Determinations.  The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.

17.Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.

18.No Guarantee of Interests.  The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

19.Company Records.  Records of the Company regarding your service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

20.Notice.  Each notice required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which such notice is actually received by the person to whom it is properly addressed or if earlier the date sent via certified mail.

21.Waiver of Notice.  Any person entitled to notice hereunder may, by written form, waive such notice.

22.Information Confidential.  As partial consideration for the granting of this Option, you agree that you will keep confidential all information and knowledge that you have relating to the manner and amount of your participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors.  In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you. Nothing in this Agreement will prevent you from: (a) making a good faith report of possible violations of applicable law to any governmental agency or entity or (b) making disclosures that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, nothing herein shall prevent you from making a disclosure that: (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer of reporting a suspected violation of law may make disclosures without violating this Section 22 to the attorney of the individual and use such information in the court proceeding.

23.Successors.  This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

24.Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

25.Company Action.  Any action required of the Company shall be by resolution of the Board or by a person authorized to act by resolution of the Board.

26.Headings.  The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

27.Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware without giving any effect to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

28.Consent to Texas Jurisdiction and Venue.  You hereby consent and agree that state courts located in Travis County, Texas and the United States District located in Travis County, Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Option or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.

29.Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

30.No Assignment.  You may not assign this Agreement or any of your rights under this Agreement without the Company’s prior written consent, and any purported or attempted assignment without such prior written consent shall be void.

31.Miscellaneous.

(a)This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.  In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

(b)The Option may be amended by the Board or by the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i) or provided in the Plan, with your consent.

(c)If this Option is intended to be an incentive stock option designed pursuant to section 422 of the Code, then in the event the Option Shares (and all other options designed pursuant to section 422 of the Code granted to you by the Company or any parent of the Company or Subsidiary) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Option Share as of the Date of Grant) that exceeds $100,000, the Option Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option.

32.No Entitlement or Claims for Compensation.  In connection with the acceptance of the grant of the Option under this Agreement, you acknowledge the following:

(a)the Plan is established voluntarily by the Company, the grant of the Option under the Plan is made at the discretion of the Committee and the Plan may be modified, amended, suspended or terminated by the Company at any time;

(b)the grant of the Option under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of equity awards, or benefits in lieu of them, even if equity awards have been granted repeatedly in the past;

(c)all decisions with respect to future grants of awards, if any, will be at the sole discretion of the Committee;

(d)you are voluntarily participating in the Plan and acknowledge you have received a copy of the Plan;

(e)the Option and any amounts payable or property transferred under the Option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company and which are outside the scope of your employment contract, if any;

(f)the Option and any amounts payable under the Option are not to be considered part of your normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)the Option and any amounts payable under the Option are not intended to replace any pension rights or compensation;

(h)the grant of the Option and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company;

(i)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j)you understand that the Company is not responsible for any foreign exchange fluctuation between the United States Dollar and your local currency that may affect the value of the Option or the Shares;

(k)in consideration of the grant of the Option, you shall have no rights, claim or entitlement to compensation or damages from the forfeiture of the Option or payments under the Option or diminution in the value of the Option as a result of your cessation of employment for any reason whatsoever (whether or not in breach of contract or local labor law) or notice to terminate employment having been given by either you or the Company, and you irrevocably release the Company from any such rights, entitlement or claim that may arise.  If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by accepting the Notice of Grant, you shall be deemed to have irrevocably waived your entitlement to pursue such rights or claim;

(l)your termination will result in loss of any unvested rights; and

(m)it is your express wish that this Agreement, as well as any other documents relating to this Agreement, have been and shall be drawn up in the English language only.

33.Country-Specific Terms.  Notwithstanding anything to the contrary herein, the Option shall be subject to the Country-Specific Terms attached hereto as Addendum A.  In addition, if you relocate to one of the countries included in the Country-Specific Terms, the special terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.  The Country-Specific Terms constitute part of this Agreement and are incorporated herein by reference.

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ADDENDUM A to THE stock OPTION AGREEMENT

country-specific terms
for Participants outside the U.S.

These Country-Specific Terms include additional terms and conditions that govern the Stock Option Award (the “Award”) granted to you under the Plan if you reside in one of the countries listed below.  Capitalized terms used but not defined in these Country-Specific Terms are defined in the Plan or the Agreement and have the meanings set forth therein.

FRANCE

Foreign Exchange Notification

You must declare the transfer of currency to or from France.

Entitlements

Should a discrepancy exist between provisions of the Agreement, the Plan or the Notice of Grant and minimum entitlements provided for under federal or provisional employment standards legislation, the minimum entitlements provided for under employment standards legislation will prevail.

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

GERMANY

Foreign Exchange Controls

The Foreign Trade Regulation requires that German nationals or residents notify the German Central Bank of payments exceeding €12,500 to nonresident persons and entities.

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

INDIA

Foreign Exchange Controls

Resident individuals may remit up to US $250,000 per financial year for any permitted current or capital account transaction but need to remit the funds separately from their personal accounts, after filing Form A-2 with their authorized dealer bank, and directly acquire foreign shares.

Alternatively, “general permission” has been given under Indian foreign exchange regulations, for an employee of the Indian subsidiary of a foreign company to indirectly acquire shares of the foreign parent company, as long as the conditions mentioned in the general permission are complied with. If these conditions are not met, Reserve Bank of India’s approval will need to be obtained.  Annual reporting is also required in case the “general permission” route is followed.

Generally, sale proceeds must be repatriated within 90 days of the transaction.

Tax Issues

Shares must be valued pursuant to applicable guidelines by a Securities and Exchange Board of India-registered, Category-1 merchant banker.

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

ISRAEL

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.

Tax Issues

Under Section 102 of the Israeli Income Tax Ordinance, preferential tax rates may apply to certain types of trustee capital gains plans.  The Plan is not currently approved to provide preferential tax treatment under Section 102.

SINGAPORE

None

U.K.

Settlement

Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the grant of the Award does not provide you any right to receive a cash payment, and the Award may be settled only in Shares.